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                                                 Exhibit 23(ii)

                       Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement on Form S-8 of Armco, Inc. for the registration of 2,000,000 shares of Armco, Inc. common stock pertaining to the 1996 Incentive Plan of Armco, Inc. of our report dated January 26, 1995, with respect to the consolidated financial statements of National-Oilwell and subsidiaries included in the Armco, Inc. Annual Report (Form 10-K) for the year ended December 31, 1994.


                                         /s/ Ernst & Young LLP
                                             ERNST & YOUNG LLP


Houston, Texas
March 12, 1996